UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2017

SOLITARIO ZINC CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers

On September 1, 2017, the Board of Directors of Solitario Zinc Corp. (“Solitario”) approved the grant of the options below pursuant to the 2013 Solitario Exploration & Royalty Corp. Omnibus Stock and Incentive Plan (the “2013 Plan”) to persons serving as Directors and “Named Executive Officers” of Solitario (collectively the “Option Grants”). The Option Grants were granted subject to shareholder approval at the next meeting of Solitario shareholders, and will not become exercisable in whole or in part unless Solitario shareholders approve the grants. The Option Grants have a five-year term, vest 25% on the date of grant (September 1, 2017) and 25% on each of the next three anniversary dates.

Exercise Price $0.77

Date of Grant September 1, 2017

Director Grants

Brian Labadie 225,000

Gil Atzmon 200,000

Joshua Crumb 200,000

Jim Hesketh 200,000

John Labate 200,000

Officer Grants

Chris Herald 500,000

Walt Hunt 400,000

James Maronick 375,000

Item 7.01 Regulation FD Disclosure.

In accordance with Canadian Securities law, Solitario reported the grant of the Option Grants on the Canadian System for Electronic Disclosure by Insiders (“SEDI”). No equivalent reporting requirement on the United States Securities Exchange Commission’s Electronic Data Gathering, Analysis, and Reporting (“EDGAR”) website on Form 4 “Statement of Changes of Beneficial Ownership of Securities” is required until the shareholder approval contingency has been satisfied.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 5, 2017

Solitario Zinc Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer